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Exhibit 23.1

        When the reverse stock split referred to in paragraph 1 of Note 2 of the Notes to the Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

                      /s/ KPMG LLP

                      KPMG LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
WH Holdings (Cayman Islands) Ltd.:

        We consent to the use of our report dated February 19, 2004, except as to note 17, which is as of March 8, 2004 and paragraph 1 of Note 2, which is as of                         , with respect to the consolidated balance sheet of WH Holdings (Cayman Islands) Ltd. and subsidiaries as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2003, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Los Angeles, California

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM